BRIDGE NOTE AND WARRANT PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of this __ day of __ 2008, by and between Wherify Wireless, Inc. a Delaware corporation, (the “Company”) and the persons named on Schedule 1 hereto (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell one or more senior secured convertible bridge notes (the “Bridge Note(s)”) in the aggregate principal amount of up to $800,000 (the “Principal Amount”), upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Sale and Purchase of the Bridge Note. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall issue, sell and deliver to the Purchaser(s), and such Purchaser(s) shall purchase from the Company Bridge Note(s) in that principal amount set forth on Schedule 1 hereto (the “Purchase Price”). The form of Bridge Note is attached hereto as Exhibit I.

2. Purchase Price.

(a) The aggregate Purchase Price of the Bridge Note(s) shall be $800,000.

(b) At the Closing (as defined below), each Purchaser shall pay the Purchase Price by wire transfer of immediately available funds or by such other method as is acceptable to the Company and the Purchaser, to such account of the Company as shall have been designated in advance to the Purchaser by the Company.

3. Closing Date. The closing of the sale and purchase of the Bridge Note (the “Closing”) shall take place at such time, date or place as the parties hereto may mutually agree. The date on which the Closing is held is referred to in this Agreement as the “Closing Date.”

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5. Use of Proceeds. Net proceeds from the sale of the Bridge Note after payment of the fees and expenses associated with its issuance shall be used by the Company to pay its operating expenses and those other expenses associated with completion of the Company’s planned merger with Lightyear Network Solutions, Inc. (the “Planned Merger”) on or before September 30, 2008.

6. Security; Intercreditor Agreement. The Company’s obligations under the Bridge Notes are secured by a first lien on all the assets owned by the Company and its subsidiaries, all as provided in the Security Agreement of even date herewith by and among the Company, its subsidiaries and the Holder, the form of which is attached hereto as Exhibit II. The Bridge Notes are also subject to the terms and conditions set forth in the Intercreditor Agreement between the holder(s) of the Bridge Note(s) and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, LP) (“YA Global”), which is the holder of the Company’s senior secured debt (the “Senior Debt”).

7. The Warrant. On the Closing Date, in addition to delivery of the Bridge Note, the Company will also deliver to the Purchaser a warrant (the “Warrant”) entitling the Purchaser to purchase, for a period of five (5) years (the “Exercise Period”), four (4) shares of the Company’s common stock (the “Common Stock”) for each dollar of Principal Amount. The Warrant shall have such terms and conditions as set forth in the form of the Warrant, attached hereto as Exhibit III.

8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a) Organization and Good Standing; Capitalization. The Company is duly organized and validly existing under the laws of the State of Delaware. The Company is not in good standing in the State of Delaware on account of a tax deficiency of approximately $4,000, which the Company covenants to pay upon receipt of the Purchase Price. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization.

(b) Authorization of Agreement; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument and certificate, including, but not limited to, the Forbearance Agreement, the Warrants, the Security Agreement, the UCC-1s to be filed by the Company and the Bridge Note (and, together with all Exhibits, Schedules and related documents collectively, the “Transaction Documents”), and to perform fully its obligations thereunder. The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchaser, the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the Company’s Certificate of Incorporation or Bylaws, (ii) other than the consent required of Yorkville Advisors, LLC pursuant to those certain Convertible Debentures entered into on March 10, 2006 and March 14, 2006, and subsequent amendments thereto between Wherify and YA Global, which consent has been or will be obtained prior to the Closing, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise), or other understanding to which the Company is a party or by which any property or asset of are subject or by which any property or asset of the Company are bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company are bound or affected.

(d) Solvent. Immediately following the Closing, the Company expects to be able to pay its current debts and obligations incurred in the ordinary course of business after the date of this Agreement as they become due through the Forbearance Period (as defined in the Forbearance Agreement). However, there is no guaranty the Company will be able to pay its debts and obligations after that time if the Company does not raise additional outside funding.

9. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows

(a) Authority. The Purchaser has the power and authority to enter into and to consummate its obligations set forth in the Transaction Documents. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Investment Purposes. The Purchaser (a) is acquiring the Bridge Note, the Warrant, and the shares Common Stock to be issued upon exercise of the Warrant (collectively the "Securities") for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act, (b) understands and acknowledges that the Securities have not been registered under the Act or any other securities laws, (c) is not an “affiliate” (as defined in Rule 144 under the Act) of the Company, (d) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (e) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act, (f) has had the opportunity to ask questions and to receive answers from the Company, and to obtain information necessary to evaluate the merits and risks of this investment, and (g) understands, acknowledges and agrees that Bridge Note has not been, and any Conversion Securities will not be, registered under (and that the Company has no present intention to register the Bridge Note nor the Conversion Securities under) the Act or applicable state securities laws, and may not be sold or otherwise transferred by the Purchaser to a United States person unless they have been registered under the Act and applicable U.S. state securities laws or are sold or transferred in a transaction exempt therefrom.

(c)  Understanding of the Risks and Circumstances Involved in Purchasing the Bridge Note. The Purchaser acknowledges and understands that the acquisition of the Bridge Note involves a significant degree of risk, including but not limited to the loss of Purchaser’s entire investment in the Bridge Note.

10. Indemnification.

(a) The Company shall indemnify and hold harmless each Purchaser and each of their respective officers, attorneys, agents, equityholders, directors, agents and employees, if any, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses including, without limitation, reasonable attorneys’ fees and expenses relating to an Indemnified Party’s (as defined below) actions to enforce the provisions of this Section 10) (collectively, the “Losses”), as incurred, to the extent arising out of or relating to (i) any material misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, or (ii) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents. Each party shall promptly notify the other of the institution, threat or assertion of any proceeding of which it is aware in connection with the transactions contemplated by this Agreement.

(b) If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the other party (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(c) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all Indemnified Parties in any matters related on a factual basis shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding. The indemnification obligations under this Section 6 are in addition to any indemnification or similar obligations under any other Transaction Document.

(d) The provisions of this Section shall survive the termination of this Agreement for a period of eighteen (18) months.

11. Miscellaneous.

(a) Further Assurances. The Company and the Purchaser agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

(b) Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the express prior written consent of the Purchaser. Notwithstanding anything to the contrary provided herein or elsewhere, the Purchaser, however, may assign any or all of its Securities and/or rights under any of the Transaction Documents to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Securities and otherwise, by the provisions hereof that apply to the “Purchasers.”

(e) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable legal fees and expenses.

13. Headings; Interpretive Matters. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

14. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on (a) the next Business Day, if sent by U.S. nationally recognized overnight courier service, or (b) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications to the Company shall be as set forth below and for each Purchaser shall be as set forth on the signature pages attached hereto.

If to the Company:

Wherify Wireless, Inc.
63 Bovet Road, #521,
San Mateo, California 94402-3104
Attn: Vince Sheeran, Chief Executive Officer

If to the Purchaser:

At the address listed on Schedule 1 hereto.

15. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

16. Binding Effect; Assignment. This Agreement shall be binding upon and insure to the benefit of the parties and their respective successors and permitted assigns. Other than as expressly provided in writing by the parties hereto, no assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required written consents shall be void.

17. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Wherify Wireless, Inc.

By:
Name:	Vince Sheeran
Title:	Chief Executive Officer

Purchaser

By:
Name:
Title:

SCHEDULE 1

PURCHASERS

Name and Address of Bridge Note Purchaser	Aggregate Principal Amount of Bridge Notes Purchased	Number of Shares of Common Stock Issuable Upon Exercise of Granted Warrants

EXHIBIT I

FORM OF BRIDGE NOTE

2

EXHIBIT II

FORM OF THE SECURITY AGREEMENT

3

EXHIBIT III

FORM OF WARRANT

4

EXHIBIT IV

FORM OF INTERCREDITOR AGREEMENT

5

EXHIBIT V

FORM OF FORBEARANCE AGREEMENT

6